Exhibit 99.1

Filed by Pebblebrook Hotel Trust
pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
under the Securities Exchange Act of 1934

Subject Company: LaSalle Hotel Properties
Commission File No. 001-14045

7315 Wisconsin Avenue, Suite 1100 West, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com
News Release

PEBBLEBROOK HOTEL TRUST RELEASES LETTER TO BOARD OF LASALLE HOTEL PROPERTIES, REVISES MERGER PROPOSAL AND SUBSTANTIALLY RAISES OFFER PRICE

BETHESDA, MD, APRIL 16, 2018 – Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today released a letter dated April 13, 2018 to the Board of Trustees of LaSalle Hotel Properties (NYSE: LHO) (“LaSalle”) in which Pebblebrook provided a revised merger proposal.

The revised non-binding proposal for 100% of LaSalle’s outstanding common shares addresses both price and consideration mix, and implies a merger price of $31.75 per LaSalle common share1, representing a premium of 30.2% above LaSalle's unaffected closing price on March 27, 20182, which was the day before Pebblebrook’s initial offer was publicly announced. The implied price of $31.75 per share is based on an increased fixed exchange ratio of 0.8944 Pebblebrook common share for each LaSalle common share. The implied price of this increased offer is $1.75 per share, or 5.8%, above the implied price of Pebblebrook’s original offer. Pebblebrook’s revised proposal also provides LaSalle’s common shareholders with the option to elect to receive cash up to a maximum of 15% in the aggregate (subject to pro rata cutbacks).

The combination of Pebblebrook and LaSalle would create an industry leader with a best-in-class portfolio of upscale and luxury independent and branded hotels and resorts in or near urban markets in the United States, generate strong cash flow, provide for a more stable dividend to shareholders and improve liquidity.

“Pebblebrook is disappointed that LaSalle has not responded to our revised proposal and continues to refuse to negotiate an agreement to combine the two companies which would benefit the shareholders of both companies,” said Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “This revised offer demonstrates our strong commitment to bringing these two similar companies together. Investor reaction has been overwhelmingly in favor of a combination, and we are ready to move forward swiftly to reach an agreement. Our revised offer provides LaSalle shareholders with a materially larger premium, the flexibility to determine their mix of consideration, and a governance structure that includes board representation drawn from both companies. It also gives LaSalle a 30-day window to solicit alternative proposals. We strongly encourage LaSalle’s Board of Trustees to engage exclusively with us to complete this transaction and create the company that shareholders so clearly desire.”

Raymond James and BofA Merrill Lynch are acting as financial advisors and Hunton Andrews Kurth LLP is acting as legal counsel to Pebblebrook in connection with the proposed transaction.

The full text and Exhibit A of Pebblebrook’s letter to LaSalle dated April 13, 2018 follows.

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1 Based on the closing price of Pebblebrook common shares on April 13, 2018.
2 The day prior to the public announcement of Pebblebrook’s initial offer. Percentage is based on ex-dividend price of $24.39; ex-dividend date was March 28, 2018.

Letter from Pebblebrook to LaSalle dated April 13, 2018

April 13, 2018
Board of Trustees
LaSalle Hotel Properties
7550 Wisconsin Avenue, 10th Floor
Bethesda, MD 20814

Ladies and Gentlemen,

The Board of Pebblebrook remains committed to a merger of our two companies to form a leader in the lodging REIT sector. Collectively we have the opportunity to combine our high-quality portfolios to create a more diversified and robust company, well positioned to succeed in the future and in all phases of the lodging cycle, overseen by a board drawn from both companies. The many strategic, operational and financial rationales for the merger highlighted in our previous letters remain true today, and we are encouraged by the overwhelmingly positive response to the proposed merger from shareholders of both companies as well as the research community.

LaSalle's response letter to us dated March 22, 2018 indicated price and mix of consideration as the only factors that caused the rejection of our proposal. Based on that response, it would appear LaSalle recognizes, as we do, the many benefits and strong rationale for combining our companies. With your stated concerns regarding price in mind, we are increasing our offer price and providing a cash option for shareholders. Our new proposed terms with respect to merger consideration are as follows:

Revised Price and Form of Consideration: A fixed exchange ratio of 0.8944 Pebblebrook common share for each LaSalle common share, resulting in an implied price of $31.75 per share for 100% of LaSalle's outstanding common shares based on Pebblebrook's closing price of $35.50 on April 13, 2018. This offer represents an increase of $1.75 per share or 5.8% over the implied price from our original offer. We are also prepared to provide LaSalle shareholders with the option to elect to receive cash up to a maximum of 15% in aggregate of the merger consideration, subject to pro ration. The implied price of $31.75 per share represents the following premiums for LaSalle's shareholders:
● 30.2% above the unaffected closing price on March 27, 20181;
● 24.5% above the 10-day VWAP on March 27, 2018; and
● 13.9% above Analyst Consensus NAV on March 27, 20182

There remains no financing contingency, and we are prepared to move forward immediately as stated in our original March 6, 2018 proposal letter. We believe that with your full cooperation, we could sign a definitive agreement in ten business days. To that end, we have attached to this letter a summary of key terms of our offer and the process for entering into a definitive agreement (Exhibit A). Please note the following important terms:
● Our offer allows for LaSalle shareholders to choose their desired cash/stock consideration mix (subject to a cash maximum and pro ration).
● We provide a "Go Shop" structure that would allow LaSalle to further test the market for superior offers.
● We propose an exclusivity period of ten business days.
● We propose that the board of trustees of the combined company be composed of three independent trustees from each of LaSalle and Pebblebrook, and Jon E. Bortz.
● Severance payments and equity award vesting related to change in control will be waived for all of Pebblebrook's senior officers.

Despite our repeated outreach, we have unfortunately been unable to have any direct conversations with you about our vision for the combined company or to access any information other than what is publicly available.

Nevertheless, we are prepared to move quickly and to allocate all necessary resources to conduct mutual due diligence with your team and simultaneously work towards the mutual execution of a definitive agreement.

We recognize the high-quality nature of your portfolio, and trust you also understand and appreciate the high-quality nature of ours. Our proposal is not the end for either company but rather a strategic combination that will result in enhanced future benefits to all shareholders. Based on our proposal, LaSalle shareholders will own over 50% of the combined company and benefit materially not only from any value enhancement in LaSalle's current portfolio but also from the value accretion in our portfolio, which we are optimistic about given the many redevelopments we have recently completed and the high-quality and premier locations of our properties. In addition, as shareholders in the combined company under the terms of our proposal, current LaSalle shareholders' expected annual dividend per share will increase significantly to approximately $1.36 from a current annual rate of $0.92, an increase of 48%, based on Pebblebrook's current dividend and the proposed exchange ratio.

We are confident our proposal represents greater value to LaSalle's shareholders than LaSalle could expect to achieve in the foreseeable future on a standalone basis, or from other buyers. As such, and as described in the summary of key terms on the attached Exhibit A, we are willing to agree to a customary 30-day Go-Shop period in which you could solicit alternative proposals. Given the significant conflicts our proposal causes for your management team, we believe it is in the best interest of shareholders for you to form a special committee consisting of independent directors in order to fairly and appropriately review our proposal.

We remain committed to working with you to complete a transaction and hope that our revised proposal will result in you engaging directly and exclusively with us to work toward completing the transaction. We stand by ready to engage immediately and would like to hear from you or your advisors by Sunday evening.

Sincerely yours,

Jon E. Bortz

Chairman, President & CEO
PEBBLEBROOK HOTEL TRUST

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1 The day prior to the public announcement of our initial offer. Percentage is based on ex-dividend price of $24.39; ex-dividend date on March 28, 2018.
2 Analyst Consensus NAV of $27.88 as of March 27, 2018 per SNL.

Exhibit A

Summary of Key Terms of Non-Binding Proposed Combination of Pebblebrook Hotel Trust ("Pebblebrook") and LaSalle Hotel Properties ("LaSalle")

1. Merger Consideration (shares; LaSalle shareholders' option for up to 15% in cash):
o fixed exchange ratio of 0.8944 Pebblebrook common share for each outstanding LaSalle common share
o each LaSalle shareholder has option to elect to receive a cash/stock consideration mix (subject to 15% aggregate cash cap and pro rata cutbacks)
o Pebblebrook to exchange new preferred shares for LaSalle's existing preferred shares (with substantially identical terms)

2. Governance
o Pebblebrook senior executives to manage combined company
o 7-member Board of Trustees: three independent trustees from each company and Jon E. Bortz

3. Financing Sources (no financing contingencies):
o Pebblebrook to issue its common and preferred shares for the equity consideration
o Pebblebrook to assume or repay LaSalle's term loans and first mortgage loans

4. Due Diligence (accelerated, customary, reciprocal):
o 10 business days for confirmatory due diligence regarding key financial, operational, environmental, regulatory, legal and tax aspects of LaSalle (and Pebblebrook)

5. Representations, Warranties and Covenants (customary, reciprocal):
o customary and reciprocal to both LaSalle and Pebblebrook

6. 10- business day Exclusivity Period; Consummation after shareholder approvals:
o 10-business day exclusivity period, for good-faith negotiation and execution of definitive agreement
o consummation as soon as practicable following the receipt of shareholder approvals from both Pebblebrook and LaSalle

7. 30-day Go-Shop:
o LaSalle to have right to a 30-day Go-Shop period for an alternative transaction, subject to customary matching and information rights

8. Break-up Fee:
o 1.25% of equity value during Go-Shop period
o 3.25% of equity value after Go-Shop period

9. Pebblebrook Board Approval:
o Pebblebrook's Board of Trustees has approved the terms contained herein

10. Above terms subject to the following assumptions and conditions:
o negotiation and execution of a definitive agreement
o satisfactory completion of due diligence
o change in control severance costs of approximately $20.2 million under LaSalle agreements
o no payments or vesting under change in control severance agreements for Pebblebrook's executive officers

This summary is non-binding and neither party shall be under any legal obligation with respect to a merger transaction unless and until each party executes a definitive merger agreement.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 28 hotels, with a total of 6,973 guest rooms. The Company owns hotels located in 9 states and the District of Columbia, including: Los Angeles, California (Beverly Hills, Santa Monica and West Hollywood); San Diego, California; San Francisco, California; Washington, DC; Coral Gables, Florida; Naples, Florida; Buckhead, Georgia; Boston, Massachusetts; Minneapolis, Minnesota; Portland, Oregon; Philadelphia, Pennsylvania; Nashville, Tennessee; Columbia River Gorge, Washington; and Seattle, Washington. For more information, please visit us at www.pebblebrookhotels.com and follow us on Twitter at @PebblebrookPEB.

ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to a proposal which Pebblebrook has made for a business combination transaction with LaSalle. In furtherance of this proposal and subject to future developments, Pebblebrook (and, if a negotiated transaction is agreed, LaSalle) may file one or more registration statements, proxy statements, tender or exchange offer statements, prospectuses or other documents with the United States Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement, registration statement, tender or exchange offer statement, prospectus or other document Pebblebrook or LaSalle may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF PEBBLEBROOK AND LASALLE ARE URGED TO READ ANY SUCH PROXY STATEMENT, REGISTRATION STATEMENT, TENDER OR EXCHANGE OFFER STATEMENT, PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any definitive proxy statement or prospectus (if and when available) will be delivered to shareholders of LaSalle or Pebblebrook, as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Pebblebrook through the website maintained by the SEC at http://www.sec.gov.

Pebblebrook or LaSalle and their respective trustees and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Pebblebrook’s executive officers and trustees in Pebblebrook’s definitive proxy statement filed with the SEC on April 28, 2017. You can find information about LaSalle’s executive officers and trustees in LaSalle’s definitive proxy statement filed with the SEC on March 22, 2018. Additional information regarding the interests of such potential participants will be included in one or more registration statements, proxy statements, tender or exchange offer statements or other documents filed with the SEC if and when they become available. You may obtain free copies of these documents using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

This communication may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding Pebblebrook’s offer to acquire LaSalle, its financing of the proposed transaction, its expected future performance (including expected results of operations and financial guidance), and the combined company’s future financial condition, operating results, strategy and plans. Forward-looking statements may be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “seek,” “ongoing,” “upside,” “increases” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results to differ materially from those described in the forward-looking statements. These assumptions, risks and uncertainties include, but are not limited to, assumptions, risks and uncertainties discussed in Pebblebrook’s most recent annual or quarterly report filed with the SEC and assumptions, risks and uncertainties relating to the proposed transaction, as detailed from time to time in Pebblebrook’s and LaSalle’s filings with the SEC, which factors are incorporated herein by reference. Important factors that could cause actual results to differ materially from the forward-looking statements made in this communication are set forth in other reports or documents that Pebblebrook may file from time to time with the SEC, and include, but are not limited to: (i) the ultimate outcome of any possible transaction between Pebblebrook and LaSalle, including the possibilities that LaSalle will reject a transaction with Pebblebrook, (ii) the ultimate outcome and results of integrating the operations of Pebblebrook and LaSalle if a transaction is consummated, (iii) the ability to obtain regulatory approvals and meet other closing conditions to any possible transaction, including the necessary shareholder approvals, and (iv) the risks and uncertainties detailed by LaSalle with respect to its business as described in its reports and documents filed with the SEC. All forward-looking statements attributable to Pebblebrook or any person acting on Pebblebrook’s behalf are expressly qualified in their entirety by this cautionary statement. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Pebblebrook undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this communication or to reflect actual outcomes.

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Contacts:

Jon E. Bortz, Chairman and Chief Executive Officer, Pebblebrook Hotel Trust - (240) 507-1300
Raymond D. Martz, Executive Vice President and Chief Financial Officer - (240) 507-1330
Liz Zale, Pam Greene or Stephen Pettibone, Sard Verbinnen & Co - (212) 687-8080

For additional information or to receive press releases via email, please visit our website at www.pebblebrookhotels.com